Exhibit 99.1

CONTACT:	Michal D. Cann Rick A. Shields 360.679.312	President & CEO SVP & CFO	CORPORATE INVESTOR RELATIONS 5333 — 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com
NEWS RELEASE

WASHINGTON BANKING COMPANY INCREASES NET INCOME 53% IN 2005;
NET INTEREST MARGIN EXPANSION AND IMPROVED CREDIT QUALITY CONTINUES
OAK HARBOR, WA – February 1, 2006 – Washington Banking Company (Nasdaq: WBCO) today reported record net income for the fourth quarter and full year 2005. For the quarter ended December 31, 2005, net income increased 21% to $2.4 million, or $0.32 per diluted share, compared to $2.0 million, or $0.26 per diluted share in the fourth quarter a year ago. All per share data has been adjusted to reflect the 4-for-3 stock split issued May 17, 2005.
For the year 2005, net income grew 53% to $9.5 million, or $1.26 per diluted share, from $6.2 million, or $0.83 per diluted share in the preceding year. Results for 2004 were negatively impacted by $0.05 per diluted share due to the operating loss and closing costs associated with Washington Funding Group, a wholesale mortgage funding subsidiary that was closed in mid-2004.
“We posted record profits in 2005 by focusing on basic banking: building a high-quality loan portfolio and using core deposits as a primary funding source,” stated Michal Cann, President and CEO. “We have also benefited from a strong local economy, a growing population, and relatively low long-term interest rates. This environment, combined with our focus on relationship banking, has allowed us to expand our net interest margin while maintaining exceptional credit quality.”
FINANCIAL HIGHLIGHTS
2005 highlights, compared to the preceding year, include:
•	Profits increased 53% to a record $9.5 million.
•	Net interest margin expanded in each of the last three quarters and was 5.36% for the year.
•	Noninterest-bearing demand deposits increased by 35%.
•	Nonperforming assets decreased to 0.30% of total assets at year-end.
•	Return on average equity (ROE) improved to 17.87% from 13.37%.
•	Return on average assets (ROA) improved to 1.37% from 0.98%.
•	The efficiency ratio improved by more than 3 percent to 60.37%.
On a fully tax-equivalent basis, the net interest margin improved to 5.36% in 2005, compared to 5.15% in 2004. In the fourth quarter of 2005, the net interest margin was 5.60%, compared to 5.30% in the preceding quarter and 5.21% in the fourth quarter a year ago.
“The consistency of our net interest margin is a reflection of our ability to manage our deposit costs despite the rising interest rate environment,” stated Rick Shields, Senior Vice President and Chief Financial Officer. “Additionally, we had two non-recurring events in the fourth quarter that contributed to the 22 basis points margin expansion, but even without the one-time items, our margin has consistently been above the 5% mark.”
An interest recovery and an adjustment in the amortization schedule of prepaid fees contributed $140,000 and $215,000, respectively, to interest income in the fourth quarter 2005. For the full year, interest income increased by $7.3 million, while interest expense was up by $2.7 million over 2004, resulting in a 16% increase in net interest income to $34.2 million in 2005, compared to $29.6 million in 2004. In the fourth quarter, interest income grew by $2.4 million while interest expense increased by $953,000 over the fourth quarter in 2004. Net interest income was $9.3 million, up 19% from $7.8 million in the fourth quarter in the previous year.
Noninterest income grew 9% to $7.3 million, versus $6.7 million in 2004, due in part to increased annuity sales, Bank Owned Life Insurance income, and SBA premiums. Noninterest expense increased 8% to $25.2 million, from $23.3 million last year. For the quarter, noninterest income was $1.8 million, versus $1.9 million in the final quarter of 2004, reflecting a decline in the gain on sale of loans and a reduction in interchange fees. Noninterest expense was up 15% to $6.7 million, compared to $5.9 million in the fourth quarter of 2004.
“The increase in operating expenses reflects the overall costs associated with a growing organization,” Shields said. “We opened our Friday Harbor branch in January of 2005 and our 2006 plan includes the expected opening of our fourth Bellingham location around mid-year. I anticipate some continued increases in noninterest expense in 2006 as we add more lenders throughout our market.”
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WBCO – Net Income Up 53% In 2005
February 1, 2006
Page Two
Return on average equity (ROE) improved to 17.87% in 2005, compared to 13.37% in the previous year. Return on average assets (ROA) increased to 1.37%, from 0.98% in 2004. The efficiency ratio improved to 60.37% in 2005, compared to 63.55% in 2004. In the fourth quarter, ROE was 16.91%, up from 16.33% a year prior, and ROA was 1.34%, compared to 1.21% in the fourth quarter of 2004. The efficiency ratio increased to 60.64% in the fourth quarter of 2005, from 59.92% a year earlier.
In 2005, core deposits grew by $39.8 million to $392.6 million, including $27.5 million in new noninterest-bearing demand deposits. Time deposits increased by $34.7 million over year-end 2004 to $244.9 million. Total deposits were up 13% to $637.5 million, compared to $563.0 million at the end of last year.
“As of the first of the year, we have realigned the organizational structure of our branches, creating teams to focus on commercial customers and on retail customers,” Cann said. “Commercial lending is an integral part of our business, and I believe this approach will make us more competitive in garnering more commercial relationships as well as helping us add more retail customers.”
At December 31, 2005, total loans were $630.3 million, up 9% from $580.0 million a year ago, with commercial real estate loans representing most of the increase. Commercial real estate loans were 35% of total loans at year-end, compared to 30% at the end of 2004. Real estate construction and direct consumer loans grew in dollars, but remained flat at 18% and 13% of total loans, respectively. Commercial loans were little changed from a year ago but decreased slightly to 13% of total loans, as did single-family mortgages, which were 7% of total loans at the end of 2005. Indirect loans originated through local auto dealers dropped to 14% of total loans at the end of the year, down from 17% a year ago.
Credit quality continued to show improvement in the fourth quarter and for the full year. At year-end 2005, nonperforming loans (NPLs) declined to $2.2 million, or 0.34% of total loans, compared to $2.7 million and 0.44% of total loans at the end of the third quarter and $2.8 million, or 0.48% of total loans at the end of 2004. Other real estate owned was reduced to zero at yearend 2005, versus $622,000 at the end of September 2005 and $1.2 million at December 31, 2004.
Net charge-offs were $1.3 million in 2005, down from $1.7 million in 2004. The loan loss provision was $2.3 million in 2005, compared to $3.5 million the year before. At year-end 2005, the reserve for loan losses was 1.40% of total loans compared to 1.36% a year earlier.
EARNINGS CONFERENCE CALL AND WEBCAST
Management will host a conference call today, February 1, at 11:00 am PST (2:00 pm EST) to discuss 2005 results. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2140, or to listen to the call live from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for three weeks at (303) 590-3000, using access code 11049632#.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, maintenance of the net interest margin, credit quality and loan losses, the efficiency ratio and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) success of the Company’s expansion efforts. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
www.wibank.com
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WBCO – Net Income Up 53% In 2005
February 1, 2006
Page Three
CONSOLIDATED BALANCE SHEETS (unaudited)

			Three		One
(in thousands except per share data)	December 31,	September 30,	Month	December 31,	Year
	2005	2005	Change	2004	Change
Assets
Cash and Due from Banks	$19,949	$22,442	-11%	$16,814	19%
Interest-Bearing Deposits with Banks	983	945	4%	1,119	-12%
Fed Funds Sold	21,095	27,915	-24%	—

Total Cash and Cash Equivalents	42,027	51,302	-18%	17,933	134%
Investment Securities Available for Sale	19,077	18,887	1%	19,304	-1%
FHLB Stock	1,984	1,984	0%	1,976	0%
Loans Held for Sale	2,829	5,085	-44%	8,311	-66%
Loans Receivable	630,258	614,280	3%	579,980	9%
Less: Allowance for Loan Losses	(8,810)	(8,593)	3%	(7,903)	11%

Loans, Net	621,448	605,687	3%	572,077	9%
Premises and Equipment, Net	20,514	20,641	-1%	20,375	1%
Bank Owned Life Insurance	10,558	10,472	1%	10,217	3%
Other Real Estate Owned	—	622	-100%	1,222	-100%
Other Assets	7,539	7,456	1%	6,309	19%

Total Assets	$725,976	$722,136	1%	$657,724	10%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$105,365	$105,960	-1%	$77,820	35%
NOW Accounts	143,042	148,751	-4%	127,385	12%
Money Market	84,537	95,599	-12%	91,872	-8%
Savings	59,635	57,838	3%	55,742	7%
Time Deposits	244,910	229,177	7%	210,182	17%

Total Deposits	637,489	637,325	0%	563,001	13%
FHLB Overnight Borrowings	—	—		22,000	-100%
Other Borrowed Funds	10,000	10,000	0%	5,000	100%
Junior Subordinated Debentures	15,007	15,007	0%	15,007	0%
Other Liabilities	5,631	4,072	38%	3,125	80%

Total Liabilities	668,127	666,404	0%	608,133	10%
Shareholders’ Equity:
Preferred Stock
Authorized 20,000 Shares:
None Outstanding	—	—		—

Common Stock (no par value)
Authorized 11,822,706 Shares:
Issued and Outstanding 7,382,210 at 12/31/05, 7,332,940 at 9/30/2005, 7,239,052 at 12/31/04 (1)	32,219	32,093	0%	31,356	3%
Capital surplus	273	246	11%	160	71%
Retained Earnings	25,789	23,796	8%	17,928	44%
Unearned Compensation	(386)	(416)	-7%	—
Other Comprehensive Income	(46)	13	-454%	147	-131%

Total Shareholders’ Equity	57,849	55,732	4%	49,591	17%
Total Liabilities and Shareholders’ Equity	$725,976	$722,136	1%	$657,724	10%

(1) Prior periods re-stated for the 4-for-3 stock split distributed on 5/17/05.
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WBCO – Net Income Up 53% In 2005
February 1, 2006
Page Four
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Fourth
($ in thousands, except per share data)	December 31,	September 30,	December 31,	Quarter
	2005	2005	2004	Change
Interest Income
Loans	$12,192	$11,386	$9,934	23%
Taxable Investment Securities	98	91	81	21%
Tax Exempt Securities	73	78	88	-17%
Other	209	233	54	287%

Total Interest Income	12,572	11,788	10,157	24%

Interest Expense
Deposits	2,891	2,600	2,021	43%
Other Borrowings	95	97	91	4%
Junior Subordinated Debentures	296	278	217	36%

Total Interest Expense	3,282	2,975	2,329	41%

Net Interest Income	9,290	8,813	7,828	19%
Provision for Loan Losses	750	550	1,175	-36%

Net Interest Income after Provision for Loan Losses	8,540	8,263	6,653	28%

Noninterest Income
Service Charges and Fees	844	836	729	16%
(Loss) Gain on Sale of Securities	—	—	—
Income from the Sale of Loans	109	280	171	-36%
Other Income	812	875	1,002	-19%

Total Noninterest Income	1,765	1,991	1,902	-7%

Noninterest Expense
Compensation and Employee Benefits	4,067	3,786	3,420	19%
Occupancy and Equipment	846	881	830	2%
Office Supplies and Printing	156	147	167	-7%
Data Processing	99	138	117	-15%
Consulting and Professional Fees	220	152	210	5%
Other	1,355	1,232	1,123	21%

Total Noninterest Expense	6,743	6,336	5,867	15%

Income Before Income Taxes	3,562	3,918	2,688	33%
Provision for Income Taxes	1,165	1,239	708	65%

Income from Continuing Operations	2,397	2,679	1,980	21%
Loss from Discontinued Operations, Net of Tax	—	—	—

Net Income	$2,397	$2,679	$1,980	21%

Earnings per Common Share (1)
Basic
Continuing Operations	$0.33	$0.37	$0.28	18%
Discontinued Operations	—	—	—

Net Income	$0.33	$0.37	$0.28	18%

Diluted
Continuing Operations	$0.32	$0.35	$0.26	23%
Discontinued Operations	—	—	—

Net Income	$0.32	$0.35	$0.26	23%

Average Number of Common Shares Outstanding (1)	7,306,827	7,291,568	7,224,712
Fully Diluted Average Common and Common Equivalent Shares Outstanding (1)	7,564,644	7,561,943	7,486,935
(1) Prior periods re-stated for 4-for-3 stock split distributed on May 17, 2005.

WBCO – Net Income Up 53% In 2005
February 1, 2006
Page Five
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Year Ended		Full
($ in thousands, except per share data)	December 31,		Year
	2005	2004	Change
Interest Income
Loans	$44,615	$37,428	19%
Taxable Investment Securities	357	345	3%
Tax Exempt Securities	310	482	-36%
Other	508	209	143%

Total Interest Income	45,790	38,464	19%

Interest Expense
Deposits	9,957	7,624	31%
Other Borrowings	538	431	25%
Junior Subordinated Debentures	1,071	782	37%

Total Interest Expense	11,566	8,837	31%

Net Interest Income	34,224	29,627	16%
Provision for Loan Losses	2,250	3,500	-36%

Net Interest Income after Provision for Loan Losses	31,974	26,127	22%
Noninterest Income
Service Charges and Fees	3,150	2,986	5%
(Loss) Gain on Sale of Securities	(50)	144	-135%
Income from the Sale of Loans	773	1,183	-35%
Other Income	3,426	2,358	45%

Total Noninterest Income	7,299	6,671	9%

Noninterest Expense
Compensation and Employee Benefits	15,086	13,744	10%
Occupancy and Equipment	3,379	3,290	3%
Office Supplies and Printing	659	644	2%
Data Processing	493	490	1%
Consulting and Professional Fees	617	793	-22%
Other	4,991	4,306	16%

Total Noninterest Expense	25,225	23,267	8%

Income Before Income Taxes	14,048	9,531	47%
Provision for Income Taxes	4,580	2,985	53%

Income from Continuing Operations	9,468	6,546	45%
Loss from Discontinued Operations, Net of Tax	—	(370)	-100%

Net Income	$9,468	$6,176	53%

Earnings per Common Share (1)
Basic
Continuing Operations	$1.30	$0.91	43%
Discontinued Operations	—	(0.05)	-100%
Net Income	$1.30	$0.86	51%

Diluted
Continuing Operations	$1.26	$0.88	43%
Discontinued Operations	—	(0.05)	-100%
Net Income	$1.26	$0.83	52%

Average Number of Common Shares Outstanding (1)	7,278,486	7,209,349
Fully Diluted Average Common and Common Equivalent Shares Outstanding (1)	7,542,174	7,460,596
(1) Prior periods re-stated for 4-for-3 stock split distributed on May 17, 2005.
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WBCO – Net Income Up 53% In 2005
February 1, 2006
Page Six
FINANCIAL STATISTICS (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,
	2005	2005	2004	2005	2004
Revenues (1) (3)	$11,120	$10,868	$9,791	$41,782	$36,614

Averages
Total Assets	$710,596	$715,350	$652,965	$693,060	$627,354
Loans and Loans Held for Sale	$622,434	$618,042	$570,442	$608,998	$547,462
Interest Earning Assets	$663,183	$664,856	$601,881	$643,228	$581,535
Deposits	$624,154	$631,080	$576,184	$605,232	$550,926
Shareholders’ Equity	$56,246	$54,057	$48,222	$52,985	$46,203
Financial Ratios
Return on Average Assets, Annualized	1.34%	1.49%	1.21%	1.37%	0.98%
Return on Average Equity, Annualized	16.91%	19.66%	16.33%	17.87%	13.37%
Average Equity to Average Assets	7.92%	7.56%	7.39%	7.65%	7.36%
Efficiency Ratio (2) (3)	60.64%	58.30%	59.92%	60.37%	63.55%
Yield on Earning Assets (3)	7.56%	7.07%	6.75%	7.16%	6.67%
Cost of Interest Bearing Liabilities	2.39%	2.14%	1.80%	2.14%	1.78%
Net Interest Spread	5.17%	4.93%	4.95%	5.02%	4.89%
Net Interest Margin (3)	5.60%	5.30%	5.21%	5.36%	5.15%

	December 31,	September 30,	December 31,
	2005	2005	2004
Period End
Book Value Per Share (4)	$7.84	$7.60	$6.85

(1) Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2) Efficiency ratio is noninterest expense divided by the sum of fully tax-equivalent net interest income and noninterest income.

(3) Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

(4) Prior periods adjusted for the 4-for-3 stock split distributed on May 17, 2005.
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WBCO – Net Income Up 53% In 2005
February 1, 2006
Page Seven
ASSET QUALITY (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004
Allowance for Loan Losses Activity:
Balance at Beginning of Period	$8,593	$8,554	$7,506	$7,903	$6,116
Indirect Loans:
Charge-offs	(389)	(329)	(309)	(1,153)	(1,204)
Recoveries	68	46	58	316	278

Indirect Net Charge-offs	(321)	(283)	(251)	(837)	(926)

Other Loans:
Charge-offs	(406)	(304)	(565)	(1,063)	(1,137)
Recoveries	194	76	38	557	350

Other Net charge-offs	(212)	(228)	(527)	(506)	(787)
Total Net Charge-offs	(533)	(511)	(778)	(1,343)	(1,713)
Provision for loan losses	750	550	1,175	2,250	3,500

Balance at End of Period	$8,810	$8,593	$7,903	$8,810	$7,903

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized(1)	1.40%	1.20%	1.03%	0.88%	0.90%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.16%	0.18%	0.45%	0.10%	0.18%
Net Charge-offs to Average Total Loans (1)	0.34%	0.33%	0.55%	0.22%	0.32%

	December 31,	September 30,	December 31,
Nonperforming Assets	2005	2005	2004
Nonperforming Loans (2)	$2,159	$2,692	$2,812
Other Real Estate Owned	—	622	1,222

Total Nonperforming Assets	$2,159	$3,314	$4,034

Nonperforming Loans to Loans (1)	0.34%	0.44%	0.48%
Nonperforming Assets to Assets	0.30%	0.46%	0.61%
Allowance for Loan Losses to Nonperforming Loans	408.06%	319.21%	281.05%
Allowance for Loan Losses to Nonperforming Assets	408.06%	259.29%	195.91%
Allowance for Loan Losses to Loans (1)	1.40%	1.40%	1.36%

Loan Composition
Commercial	$79,341	$81,646	$80,927
Real Estate Mortgages			2
One-to-Four Family Residential (1)	45,278	43,571	46,242
Commercial	218,260	210,549	173,280
Real Estate Construction	113,661	105,374	105,940
Consumer
Indirect (1)	91,251	92,469	97,856
Direct	82,425	80,706	75,360
Deferred Fees	42	(35)	375

Total Loans	$630,258	$614,280	$579,980

(1) Excludes Loans Held for Sale.

(2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
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